UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 28, 2006

VMS NATIONAL PROPERTIES JOINT VENTURE

(Exact name of Registrant as specified in its charter)

            Illinois

  0-14194

  36-3311347

 (State or other jurisdiction

(Commission

     (I.R.S. Employer

 of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

VMS National Properties Joint Venture, an Illinois joint venture (the “Registrant”), owns Shadow Wood Apartments (“Shadow Wood”), a 120-unit apartment complex located in Monroe, Louisiana.  On November 28, 2006 (the “Effective Date”), the Registrant entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Juniper Investment Group, a Texas limited partnership, (the “Purchaser”), to sell Shadow Wood to the Purchaser for a total sales price of $5,300,000.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as an exhibit.

PURCHASE PRICE.  The total purchase price is $5,300,000 subject to certain prorations and adjustments at the closing.  The Purchaser delivered an initial deposit of $100,000, of which $25,000 is non-refundable.

FEASIBILITY PERIOD.  The feasibility period is from the Effective Date to and including December 28, 2006.  Upon termination of the feasibility period, the Purchaser is obligated to deliver an additional deposit of $100,000.  If the Purchaser fails to notify the Registrant in writing of its intent to terminate the contract prior to the end of the feasibility period, the initial deposit and any subsequent deposits will be non-refundable.

CLOSING.  The expected closing date of the transaction is February 28, 2007. The Registrant has the right to extend the closing for up to 30 days.  If the closing is extended into March 2007, as a result of the Purchaser not funding the purchase price on February 28, 2007, then Purchaser shall be solely responsible to pay all interest for the month of March 2007 on the loan encumbering Shadow Wood.  The closing is also subject to customary closing conditions and deliveries and additionally, to the receipt of any necessary consents of the Registrant’s partners.

COSTS AND FEES.  The Registrant shall pay the costs to discharge any liens or encumbrances against the property, the broker’s commission and Registrant’s attorney fees. The Purchaser shall pay the cost of recording the deed, the cost of the survey, title abstract, examination and title insurance premium, Purchaser’s attorney’s fees and costs of the escrow agent.

REPRESENTATIONS AND WARRANTIES.  The Purchaser and Registrant each made limited representations and warranties to the other.

RISK OF LOSS. In the event Shadow Wood is damaged or destroyed by fire or other casualty prior to closing, the transaction shall occur in accordance with the terms of the Purchase Agreement, subject to certain arrangements related to the application of insurance proceeds and the completion of repairs.

ASSIGNMENT.  With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without first obtaining the prior written approval of the Registrant.

DEFAULTS AND REMEDIES.  If the Purchaser defaults in its obligations to deliver when required any required deposits, the purchase price or any other specified deliveries, then the Purchaser will forfeit the deposits to the Registrant, and neither party will be obligated to proceed with the purchase and sale.  The Registrant expressly waives the remedies of specific performance and additional damages for any such defaults by the Purchaser.

If the Registrant, prior to the closing, defaults in its representations, warranties, covenants, or obligations then the Purchaser has the option of (i) seeking specific performance of each of the Registrant’s obligation to deliver the deed pursuant to the Purchase Agreement or (ii) terminating the Purchase Agreement, receiving a return of its deposits, and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $25,000.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibit

10.6

Purchase and Sale Contract between VMS National Properties Joint Venture, an Illinois joint venture, and Juniper Investment Group, Ltd., a Texas limited partnership, dated November 28, 2006.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VMS National Properties Joint Venture

(an Illinois joint venture)

VMS National Residential Portfolio I

By:

MAERIL, Inc.

Managing General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

 Date:  December 4, 2006

VMS National Residential Portfolio Ii

By:

MAERIL, Inc.

Managing General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

 Date:  December 4, 2006